EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated October 3, 2006, relating to our audit of the Statement of Direct Revenues and Direct Operating Expenses—Assets acquired from Stallion Energy LLC for the years ended December 31, 2005 and 2004, in the Registration Statement on Form S-8 of Linn Energy, LLC for the registration of units representing limited liability company interests.

HEIN & ASSOCIATES LLP

Houston, Texas
June 10, 2008